Exhibit 99.1

DRI Corporation Announces Selection of Mobitec AB as an Approved Supplier for Daimler Group’s EvoBus

Prestigious Appointment Becomes Effective Jan. 1, 2010

DALLAS--(BUSINESS WIRE)--November 18, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that its Mobitec AB (Mobitec) subsidiary in Sweden has reached an agreement with the Daimler Group’s EvoBus GmbH (EvoBus) subsidiary to be appointed as an official global supplier of electronic information display systems (EIDS) in their online automated bus vehicle configuration system, effective Jan. 1, 2010.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “With Mobitec’s appointment as an official supplier to the Daimler Group, our Mobitec® EIDS products will be made available to EvoBus sales personnel and customers when they utilize the electronic sales catalog to specify their bus vehicles. By being included in the EvoBus standard selection process, we believe that Mobitec’s agreement with the Daimler Group may help strengthen DRI’s unique position as a leading global supplier of transit communications products. Our Mobitec team is commended for demonstrating their ability to deliver high quality and technologically competitive EIDS products at attractive prices with strong customer service support on a local basis.”

For more information about the Daimler Group and EvoBus, visit www.evobus.com.

ABOUT THE MOBITEC GROUP

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the potential for the Company to strengthen its position as a global supplier as a result of the agreement with the Daimler Group and EvoBus; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with strengthening the Company’s business position as a global supplier as a result of the agreement with the Daimler Group and EvoBus; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Nov. 16, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com